EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 11, 2003, accompanying the consolidated financial statements of Universal Guardian Holdings, Inc. as of December 31, 2002, and for the year then ended and for the period from inception (March 28, 2001) to December 31, 2001, which report is included in Universal Guardian Holdings, Inc. Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 15, 2003.


/s/ Stonefield Josephson, Inc.
Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
March 15, 2004